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                  SERIES 2001A SUPPLEMENTAL INDENTURE OF TRUST


                                 by and between


                        NELNET STUDENT LOAN CORPORATION-2


                                       and


                           ZIONS FIRST NATIONAL BANK,
                                   as Trustee





                           Authorizing the Issuance of

                                  $480,000,000
                        NELNET Student Loan Corporation-2
                         Student Loan Asset-Backed Notes
                                  Series 2001A





                            Dated as of April 1, 2001


--------------------------------------------------------------------------------

                                Table of Contents

                                                                            Page

ARTICLE I

DEFINITIONS AND USE OF PHRASES...............................................1

ARTICLE II

SERIES 2001A NOTE DETAILS, FORM OF SERIES 2001A NOTES, REDEMPTION OF SERIES
       2001A NOTES AND USE OF PROCEEDS OF SERIES 2001A NOTES

        Section 2.01  Series 2001A Note Details..............................2
        Section 2.02. Redemption of the Series 2001A Notes...................5
        Section 2.03. Delivery of Series 2001A Notes.........................6
        Section 2.04. Trustee's Authentication Certificate...................6
        Section 2.05. Deposit of Series 2001A Note Proceeds..................7
        Section 2.06. Forms of Series 2001A Notes............................7

ARTICLE III

        GENERAL PROVISIONS

        Section 3.01. Date of Execution......................................7
        Section 3.02. Laws Governing.........................................7
        Section 3.03. Severability...........................................7
        Section 3.04. Exhibits...............................................7

ARTICLE IV

APPLICABILITY OF INDENTURE...................................................7

EXHIBIT A FORM OF NOTES
EXHIBIT B SERIES 2001A CLOSING CASH FLOW PROJECTIONS
EXHIBIT C MANDATORY REDEMPTION SCHEDULE

                  SERIES 2001A SUPPLEMENTAL INDENTURE OF TRUST


        THIS SERIES 2001A SUPPLEMENTAL INDENTURE OF TRUST (this "Supplemental Indenture") dated as of April 1, 2001, is by and between NELNET STUDENT LOAN CORPORATION-2, a corporation duly organized and existing under the laws of the State of Nevada (the "Issuer"), and ZIONS FIRST NATIONAL BANK, a national banking association duly organized and operating under the laws of the United States of America (together with its successors, the "Trustee"), as successor trustee hereunder (all capitalized terms used in these preambles, recitals and granting clauses shall have the same meanings assigned thereto in Article I hereof);

                              W I T N E S S E T H:

        WHEREAS, the Issuer has previously entered into an Indenture of Trust dated as of June 1, 2000 (as previously amended, the "Original Indenture," and together with this Supplemental Indenture, the "Indenture"), between the Issuer and the Trustee;

        WHEREAS, the Issuer desires to enter into this Supplemental Indenture in order to issue Notes pursuant to the terms of the Original Indenture, including
Section 2.08 thereof;

        WHEREAS, the Issuer represents that it is duly created as a corporation under the laws of the State and that by proper action it has duly authorized the issuance of $480,000,000 of its Student Loan Asset-Backed Notes, Series 2001A consisting of one Class, designated as Senior Class 2001A-1 (the "Series 2001A Notes"), and it has by proper corporate action authorized the execution and delivery of this Supplemental Indenture;

        WHEREAS, the Series 2001A Notes constitute Notes as defined in the Indenture;

        WHEREAS, the Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and

        NOW, THEREFORE, it is mutually covenanted and agreed as follows:

                                   ARTICLE I

                         DEFINITIONS AND USE OF PHRASES

        All words and phrases defined in Article I of the Indenture shall have the same meaning in this Supplemental Indenture, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Supplemental Indenture unless the context clearly requires otherwise:

        "AUTHORIZED DENOMINATIONS" means $1,000,000 and any integral multiples of $100,000 in excess thereof.

        "DATE OF ISSUANCE" means April 2, 2001.

        "RATING AGENCY" means, collectively, Fitch, Inc., Standard & Poor's Ratings Services, a division of The McGraw Hill Companies and Moody's Investors Service, Inc.

        "SERIES 2001A NOTES" means the NELNET Student Loan Corporation-2, Student Loan Asset-Backed Notes, Series 2001A issued pursuant to the Indenture and this Supplemental Indenture, designated as Senior Notes issued in the aggregate principal amount of $480,000,000 consisting of the Class 2001A-1 Notes.

        "SERIES 2001A RESERVE FUND REQUIREMENT" means 0.75% of the Notes outstanding; provided, however, that so long as any Notes remain Outstanding there shall be at least $1,000,000 on deposit in the Reserve Fund.

        "SERVICER"  means  NELnet,   Inc.,  a  Nevada  corporation,   and  their
successors and assigns.

        "SERVICING AGREEMENT" means, collectively, (i) the Servicing Agreement dated as of June 1, 2000, as supplemented and amended from time to time, between the Issuer and the Servicer, (ii) the Loan Subservicing Agreement dated as of June 1, 2000, as supplemented and amended from time to time, between the Servicer and UNIPAC Service Corporation, as subservicer and (iii) the Loan Sub-Servicing Agreement dated as of June 1, 2000, as supplemented and amended from time to time, between the Servicer and InTuition, Inc., as subservicer.

        "SUBSERVICER"  means,  collectively,   UNIPAC  Service  Corporation  and
InTuition, Inc., and their successors and assigns.

        "UNDERWRITER"   means,   collectively,   Credit   Suisse   First  Boston
Corporation, Salomon Smith Barney Inc., UBS Warburg LLC and JPMorgan a division of Chase Securities Inc.

        Words importing the masculine gender include the feminine gender. Words importing persons include firms, associations and corporations. Words importing the singular number include the plural number and vice versa. Additional terms are defined in the body of this Supplemental Indenture.

        In the event that any term or provision contained herein with respect to the Series 2001A Notes shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplemental Indenture shall govern.

                                   ARTICLE II

                           SERIES 2001A NOTE DETAILS,
                           FORM OF SERIES 2001A NOTES,
                        REDEMPTION OF SERIES 2001A NOTES
                    AND USE OF PROCEEDS OF SERIES 2001A NOTES

SECTION 2.01. SERIES 2001A NOTE DETAILS.

        (a) The aggregate principal amount of the Series 2001A Notes which may be initially authenticated and delivered under this Supplemental Indenture is limited to $480,000,000 except for Series 2001A Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Sections 2.03 and 2.04 of the Indenture. The Series 2001A Notes shall be issued in one (1) subclass consisting of $480,000,000 of Class 2001A-1 Notes. The Series 2001A Notes shall be issuable only as fully registered notes in the Authorized Denominations. The Series 2001A Notes shall be lettered "R" and shall be numbered separately from 1 upwards, respectively.

        The Series 2001A Notes shall be dated April 2, 2001 (the "Date of Issuance") and shall bear interest from their Date of Issuance, payable on the first Business Day of each month (each an "Interest Payment Date"), commencing May 1, 2001, except that Series 2001A Notes which are issued upon transfer, exchange or other replacement shall bear interest from the most recent Interest Payment Date to which interest has been paid, or if no interest has been paid, from the Date of Issuance of the Series 2001A Notes. The Series 2001A Notes shall mature on July 1, 2012. The rate of interest on the Series 2001A Notes shall be 5.76% and shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

        The principal of the Series 2001A Notes due at its Stated Maturity or redemption in whole or in part shall be payable at the Principal Office of the Trustee, or such other location as directed by the Trustee, or at the Principal Office of its successor in trust upon presentation and surrender of the Series 2001A Notes. Payment of interest and principal paid subject to a redemption on any Series 2001A Note shall be made to the Registered Owner thereof by check or draft mailed on the Interest Payment Date by the Trustee to the Registered Owner at his address as it last appears on the registration books kept by the Trustee at the close of business on the 10th day prior to each Interest Payment Date (the "Record Date"), but any such interest not so timely paid or duly provided for shall cease to be payable to the Registered Owner thereof at the close of business on the Record Date and shall be payable to the Registered Owner thereof at the close of business on a special record date (a "Special Record Date") for the payment of any such defaulted interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the defaulted interest, and notice of such Special Record Date shall be given to the Registered Owners of the Series 2001A Notes not less than 10 days prior thereto by first-class mail to each such Registered Owner as shown on the Trustee's registration books on the date selected by the Trustee, stating the date of the Special Record Date and the date fixed for the payment of such defaulted interest. Payment of interest to the Securities Depository or its nominee shall, and at the written request addressed to the Trustee of any other Registered Owner owning at least $1,000,000 principal amount of the Series 2001A Notes, payments of interest shall, be paid by wire transfer within the United States to the bank account number filed no later than the Record Date or Special Record Date with the Trustee for such purpose. All payments on the Series 2001A Notes shall be made in lawful money of the United States of America.

        (b) Except as otherwise provided in this Section, the Series 2001A Notes in the form of one or more global notes shall be registered in the name of the Securities Depository or its nominee and ownership thereof shall be maintained in book-entry form by the Securities Depository for the account of the Agent Members. Initially, each Series 2001A Note shall be registered in the name of

CEDE & Co., as the nominee of The Depository Trust Company. Except as provided in subsection (d) of this Section, the Series 2001A Notes may be transferred, in whole but not in part, only to the Securities Depository or a nominee of the Securities Depository or to a successor Securities Depository selected or approved by the Issuer or to a nominee of such successor Securities Depository. Each global note shall bear a legend substantially to the following effect:
"Except as otherwise provided in the Indenture, this global note may be transferred, in whole but not in part, only to another nominee of the Securities Depository (as defined in the Indenture) or to a successor Securities Depository or to a nominee of a successor Securities Depository."

        (c) Except as otherwise provided herein, the Issuer and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Securities Depository or any Agent Member with respect to any beneficial ownership interest in the Series 2001A Notes, (ii) the delivery to any Agent Member, beneficial owner of the Series 2001A Notes or other Person, other than the Securities Depository, of any notice with respect to the Series 2001A Notes or (iii) the payment to any Agent Member, beneficial owner of the Series 2001A Notes or other Person, other than the Securities Depository, of any amount with respect to the principal of or interest on the Series 2001A Notes. So long as the certificates for the Series 2001A Notes issued under this Supplemental Indenture are not issued pursuant to subsection (d) of this Section the Issuer and the Trustee may treat the Securities Depository as, and deem the Securities Depository to be, the absolute owner of the Series 2001A Notes for all purposes whatsoever, including, without limitation, (A) the payment of principal of and interest on such Series 2001A Notes, (B) giving notices of redemption and other matters with respect to such Series 2001A Notes and (C) registering transfers with respect to such Series 2001A Notes. In connection with any notice or other communication to be provided to the Registered Owners pursuant to this Supplemental Indenture by the Issuer or the Trustee with respect to any consent or other action to be taken by the Registered Owners, the Issuer or the Trustee, as the case may be, shall establish a record date for such consent or other action and, if the Securities Depository shall hold all of the Series 2001A Notes, give the Securities Depository notice of such record date not less than 15 calendar days in advance of such record date to the extent possible. Such notice to the Securities Depository shall be given only when the Securities Depository is the sole Registered Owner.

        (d) If at any time the Securities Depository notifies the Issuer and the Trustee that it is unwilling or unable to continue as Securities Depository with respect to any or all of the Series 2001A Notes or if at any time the Securities Depository shall no longer be registered or in good standing under the Securities Exchange Act or other applicable statute or regulation and a successor Securities Depository is not appointed by the Issuer within 90 days after the Issuer receives notice or becomes aware of such condition, as the case may be, subsections (b) and (c) of this Section shall no longer be applicable and the Issuer shall execute and the Trustee shall authenticate and deliver certificates representing the Series 2001A Notes as provided below. In addition, the Issuer may determine at any time that the Series 2001A Notes shall no longer be represented by global certificates and that the provisions of subsections (b) and (c) of this Section shall no longer apply to the Series 2001A Notes. In such event, the Issuer shall execute and the Trustee shall authenticate and deliver certificates representing the Series 2001A Notes as provided below. Certificates for the Series 2001A Notes issued in exchange for a global certificate pursuant to this subsection shall be registered in such names and authorized denominations as the Securities Depository, pursuant to instructions from the Agent Members or otherwise, shall instruct in writing to the Issuer and the Trustee, and upon which written instructions the Trustee may rely without investigation. The Trustee shall promptly deliver such certificates representing the Series 2001A Notes to the Persons in whose names such Series 2001A Notes are so registered.

SECTION 2.02.  REDEMPTION OF THE SERIES 2001A NOTES.

        (a) MANDATORY REDEMPTION. Subject to the provisions of Section 2.02(d) hereof, the Series 2001A Notes are subject to mandatory redemption on and after July 1, 2003, to the extent moneys are available in the Acquisition Fund, on the first Business Day of each month, in an amount necessary to reduce the principal balance of the Series 2001A Notes to the percentage of the original principal balance set forth for such month on Exhibit C hereto, plus accrued interest, if any, to the date of redemption thereof. If moneys are not available in the Acquisition Fund to redeem the Series 2001A Notes in the full amount and on a date shown in Exhibit C hereto, the amount of such deficiency shall be added to the amount to be redeemed from moneys available in the Acquisition Fund on the next scheduled redemption date to reduce the principal balance of the Series 2001A Notes to the percentage set forth in Exhibit C hereto.

        (b) OPTIONAL PURCHASE. Subject to the provisions of Section 2.02(d) hereof, the Issuer may purchase or cause to be purchased all of the Series 2001A Notes on any Interest Payment Date on which the aggregate current principal balance of the Notes (including the Series 2001A Notes) shall be less than or equal to 20% of the initial aggregate principal balance of the Notes on their Date of Issuance, at a purchase price equal to the aggregate current principal balance of such Notes, plus accrued interest on the Notes through the day preceding the Interest Payment Date on which the purchase occurs. The amount deposited pursuant to this subsection (b) shall be paid to the Registered Owners on the related Interest Payment Date following the date of such deposit. All Series 2001A Notes which are purchased pursuant to this subsection (b) shall be delivered by the Issuer upon such purchase to, and be canceled by, the Trustee and be disposed of in a manner satisfactory to the Trustee and the Issuer.

        (c) NOTICE OF REDEMPTION AND PURCHASE. The Trustee shall cause notice of any redemption or purchase to be given by mailing a copy of the notice by first-class mail to the Registered Owner of any Series 2001A Notes designated for redemption or purchase in whole or in part, at their address as the same shall last appear upon the registration books, in each case not less than 15 days prior to the redemption or purchase date; provided, however, that failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the redemption or purchase date of such Series 2001A Notes for which no such failure or defect occurs.

        (d) PARTIAL REDEMPTION.

            (i) If less than all of the Series 2001A Notes are to be redeemed pursuant to Section 2.02(a) or 2.02(b) hereof, the Series 2001A Notes to be redeemed shall be redeemed as directed by an Issuer Order. If less than all of the Series 2001A Notes of any Stated Maturity of the Series 2001A Notes are to be redeemed, the Series 2001A Notes of the same Stated Maturity to be redeemed shall be selected by lot in such manner as the Trustee shall determine.

            (ii) In case a Series 2001A Note is of a denomination larger than an Authorized Denomination, a portion of such Note (in an Authorized Denomination) may be redeemed. Upon surrender of any Series 2001A Note for redemption in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to the Registered Owner thereof, the cost of which shall be paid by the Issuer, a new Series 2001A Note or Series 2001A Notes of the same series, maturity and of authorized denominations, in an aggregate principal amount equal to the unredeemed portion of the Series 2001A Note surrendered.

      SECTION 2.03. DELIVERY OF SERIES 2001A NOTES. Upon the execution and delivery of this Supplemental Indenture, the Issuer shall execute and deliver to the Trustee and the Trustee shall authenticate the Series 2001A Notes and deliver them to The Depository Trust Company and as hereinafter in this Section provided.

      Prior to the delivery by the Trustee of any of the Series 2001A Notes, there shall have been filed with or delivered to the Trustee the following:

            (a) A resolution duly adopted by the Issuer, certified by the Secretary or other Authorized Officer thereof, authorizing the execution and delivery of this Supplemental Indenture and the issuance of the Series 2001A Notes.

            (b) Duly executed copies of this Supplemental Indenture and a copy of the Indenture.

            (c) Rating letters from each Rating Agency pursuant to Section 2.08(b)(ii) of the Original Indenture.

            (d) An opinion of Note Counsel pursuant to Section 2.08(b)(iii) of the Original Indenture.

      SECTION 2.04. TRUSTEE'S AUTHENTICATION CERTIFICATE. The Trustee's authentication certificate upon the Series 2001A Notes shall be substantially in the form provided in Exhibit A hereof. No Series 2001A Note shall be secured hereby or entitled to the benefit hereof, or shall be valid or obligatory for any purpose, unless a certificate of authentication, substantially in such form, has been duly executed by the Trustee; and such certificate of the Trustee upon any Series 2001A Note shall be conclusive evidence and the only competent evidence that such Bond has been authenticated and delivered hereunder. The Trustee's certificate of authentication shall be deemed to have been duly executed by it if manually signed by an authorized officer of the Trustee, but it shall not be necessary that the same person sign the certificate of authentication on all of the Series 2001A Notes issued hereunder.

      SECTION 2.05. DEPOSIT OF SERIES 2001A NOTE PROCEEDS. Upon the issuance and delivery of the Series 2001A Notes, the Trustee shall deposit the net proceeds thereof (i.e., net of original issue discount of $148,320.00, Underwriters' discount of $1,440,000, a management fee of $240,000 and a structuring fee of $240,000):

            (a) an amount equal to $474,331,680 shall be deposited to the Acquisition Fund; and

            (b) an amount equal to $3,600,000 shall be deposited to the Reserve Fund.

      SECTION 2.06. FORMS OF SERIES 2001A NOTES. The Series 2001A Notes shall be in substantially the form set forth in Exhibit A hereto, each with such variations, omissions and insertions as may be necessary.

      SECTION 2.07. ADDITIONAL COVENANTS OF THE ISSUER. Prior to July 1, 2003, the Issuer covenants and agrees that the aggregate principal amount of Consolidation Loans held in the Trust Estate shall at all times be equal to or greater than 25% of the aggregate principal amount of all Financed Eligible Loans held in the Trust Estate.

                                  ARTICLE III

                               GENERAL PROVISIONS

      SECTION  3.01.  DATE  OF  EXECUTION.   This  Supplemental   Indenture  for
convenience and for the purpose of reference is dated as of April 1, 2001.

      SECTION 3.02. LAWS GOVERNING. It is the intent of the parties hereto that this Supplemental Indenture shall in all respects be governed by the laws of the State.

      SECTION 3.03. SEVERABILITY. Of any covenant, agreement, waiver, or part thereof in this Supplemental Indenture contained be forbidden by any pertinent law or under any pertinent law be effective to render this Supplemental Indenture invalid or unenforceable or to impair the lien hereof, then each such covenant, agreement, waiver, or part thereof shall itself be and is hereby declared to be wholly ineffective, and this Supplemental Indenture shall be construed as if the same were not included herein.

      SECTION 3.04. EXHIBITS. The terms of the Exhibits attached to this Supplemental Indenture are incorporated herein in all particulars.

                                   ARTICLE IV

                           APPLICABILITY OF INDENTURE

      The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Supplemental Indenture. The representations, warranties and covenants contained in the Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

      IN WITNESS WHEREOF, the Issuer has caused this Supplemental Indenture to be executed in its corporate name and behalf by the Secretary, and the Trustee, to evidence its acceptance of the trusts hereby created, has caused this Supplemental Indenture to be executed in its corporate name and behalf, all in multiple counterparts, each of which shall be deemed an original, and the Issuer and the Trustee have caused this Supplemental Indenture to be dated as of the date herein above first shown, although actually executed on the dates shown in the acknowledgments hereafter appearing.

                                        NELNET STUDENT LOAN CORPORATION-2



                                        By /s/  Stephen F. Butterfield
                                           -------------------------------------
                                            Stephen F. Butterfield
                                            President


                                        ZIONS FIRST NATIONAL BANK, as Trustee



                                        By /s/  David W. Bata
                                           -------------------------------------
                                            David W. Bata
                                            Vice President

                                    EXHIBIT A

                                  FORM OF NOTES

        EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS GLOBAL NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE SECURITIES DEPOSITORY (AS DEFINED IN THE INDENTURE) OR TO A SUCCESSOR SECURITIES DEPOSITORY OR TO A NOMINEE OF A SUCCESSOR SECURITIES DEPOSITORY.


                        NELNET STUDENT LOAN CORPORATION-2
                         STUDENT LOAN ASSET-BACKED NOTE
                              SENIOR CLASS 2001A-1
                                FIXED RATE NOTES

REGISTERED NO. R-__                                 REGISTERED $________________

   MATURITY DATE        INTEREST RATE      ORIGINAL ISSUE DATE        CUSIP NO.

   July 1, 2012             5.76%             April 2, 2001           640314AR1

PRINCIPAL SUM: _________________________________________ AND 00/100 DOLLARS
REGISTERED OWNER: CEDE & CO.

        NELNET STUDENT LOAN CORPORATION-2, a corporation organized under the corporation laws of the State of Nevada (the "Issuer," which term includes any successor corporation under the Indenture of Trust, dated as of June 1, 2000 (as previously amended, the "Original Indenture") and the Series 2001 Supplemental Indenture of Trust dated as of April 1, 2001 (as amended, the "Series 2001 Supplemental Indenture," and together with the Original Indenture, the "Indenture"), each between the Issuer and Zions First National Bank, as trustee (the "Trustee," which term includes any successor trustee under the Indenture)) for value received, hereby promises to pay to the Registered Owner (stated above) or registered assigns, the Principal Sum of (stated above), but solely from the revenues and receipts hereinafter specified and not otherwise, on the Maturity Date specified above (subject to the right of prior redemption hereinafter described), upon presentation and surrender of this note at the Principal Office of the Trustee, as paying agent, trustee, authenticating agent and registrar for the Notes, or a duly appointed successor paying agent, and to pay interest in arrears on said Principal Sum, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Owner hereof from the most recent Interest Payment Date to which interest has been paid hereon, until the payment of said principal sum in full.

        Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture.

        The principal of and interest on this note are payable in lawful money of the United States of America. If the specified date for any payment of principal or interest accrued to such specified date shall be a day other than a

Business Day then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the specified date for such payment without additional interest.

        Interest shall be payable on this note on the first Business Day of each month and shall be computed on the assumption that each year contains 360 days consisting of twelve 30-day months.

        This note is one of a series of notes of the Issuer designated as Student Loan Asset-Backed Notes, Senior Class 2001A-1 Fixed Rate Notes, dated the Original Issuance Date, in the aggregate original principal amount of $480,000,000 (the "Class 2001A Notes") which have been authorized by the Issuer under a certain resolution, and issued by the Issuer pursuant to the Indenture. The proceeds of such notes have been used by the Issuer, together with other moneys of the Issuer, for the purpose of providing funds to finance the acquisition of student loans, fund a reserve fund and to pay certain costs and expenses in connection with the issuance of such notes. The Issuer has previously issued $1,000,000,000 of its Student Loan Asset-Backed Notes pursuant to the terms of the Indenture, consisting of $950,000,000 of Senior Class A Notes (the "Class 2000A Notes," and together with the Class 2001A Notes, the "Class A Notes") and $50,000,000 of Subordinate Class B Notes (the "Class B Notes"). The Indenture provides for the issuance of additional notes (the "Additional Notes") which may be secured on a parity with or subordinate to the Class A Notes or the Class B Notes as determined by the Issuer. The Class A Notes, the Class B Notes and any Additional Notes are collectively referred to herein as the "Notes."

        MANDATORY REDEMPTION. This note is subject to mandatory redemption as described in the Indenture.

        OPTIONAL PURCHASE. The Issuer may purchase or cause to be purchased all of the Notes on any Interest Payment Date on which the aggregate current principal balance of the Notes shall be less than or equal to 20% of the initial aggregate principal balance of the Notes on the Date of Issuance, at a purchase price equal to the aggregate current principal balance of such Notes, plus accrued interest on the Notes through the day preceding the Interest Payment Date on which the purchase occurs.

        NOTICE OF REDEMPTION OR PURCHASE. Notice of the call for redemption shall be given by the Trustee by mailing a copy of the notice at least 15 days prior to the redemption or purchase date to the Registered Owners of the Notes to be redeemed in whole or in part at the address of such Registered Owner last showing on the registration books. Failure to give such notice or any defect therein shall not affect the validity of any proceedings for the redemption or purchase of such Series 2001A Notes for which no such failure or defect occurs. All Notes called for redemption or purchase will cease to bear interest after the specified redemption or purchase date, provided funds for their payment are on deposit at the place and time of payment. If less than all Notes are to be redeemed or purchased, Notes shall be selected for redemption or purchase as provided in the Indenture.

        The Indenture provides that the Issuer may enter into a derivative product between the Issuer and a derivative provider (a "Reciprocal Payor"), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Reciprocal Payor, as originally executed and as amended or supplemented. Payments due to a Reciprocal Payor from the Issuer pursuant to the applicable Derivative Product are referred to herein as "Issuer Derivative Payments," and may be secured on a parity with any series of Bonds.

        The principal of and interest on the Class A Notes and any Additional Notes issued on a parity with the Class A Notes and any Issuer Derivative Payments secured on a parity with the Class A Notes are payable on a superior basis to such payments on the Class B Notes and any Additional Notes issued on a parity or subordinate to the Class B Notes; provided, however, that current principal and interest may be paid on the Class B Notes and any Additional Notes issued on a parity with the Class B Notes or subordinate to the Class B Notes if all principal and interest payments due and owing at such time on the Class A Notes and any Additional Notes issued on a parity with the Class A Notes and any Issuer Derivative Payments secured on a parity with the Class A Notes have been previously made or provided for as provided in the Indenture.

        Reference is hereby made to the Indenture, copies of which are on file in the Principal Office of the Trustee, and to all of the provisions of which any Registered Owner of this note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes; the Issuer's student loan origination and acquisition program; the revenues and other money pledged to the payment of the principal of and interest on the Notes; the nature and extent and manner of enforcement of the pledge; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Registered Owners of the Notes and any Reciprocal Payor; the rights and remedies of the Registered Owner hereof with respect hereto and thereto, including the limitations upon the right of a Registered Owner hereof to institute any suit, action, or proceeding in equity or at law with respect hereto and thereto; the rights, duties, and obligations of the Issuer and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts, and covenants made therein may be discharged at or prior to the stated maturity or earlier redemption of this note, and this note thereafter shall no longer be secured by the Indenture or be deemed to be Outstanding, as defined in the Indenture, thereunder; and for the other terms and provisions thereof.

        THE NOTES ARE LIMITED OBLIGATIONS OF THE ISSUER, PAYABLE SOLELY FROM, AND FURTHER SECURED BY, THE TRUST ESTATE, AS DEFINED IN THE INDENTURE.

        No recourse, either directly or indirectly, shall be had for the payment of the principal of and interest on this note or any claim based hereon or in respect hereof or of the Indenture, against the Trustee, or any incorporator, director, officer, employee, or agent of the Issuer, nor against the State of Nevada, or any official thereof, but the obligation to pay all amounts required by the Indenture securing this note and the obligation to do and perform the covenants and acts required of the Issuer therein and herein shall be and remain the responsibility and obligation of said Issuer, limited as herein set forth.

        Subject to the restrictions specified in the Indenture, this note is transferable on the Note Register kept for that purpose by the Trustee, as registrar, upon surrender of this note for transfer at the principal office of the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Registered Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series, Stated Maturity, of authorized denominations, bearing interest at the same rate, and for the same aggregate principal amount will be issued to the designated transferee or transferees. At the option of the Registered Owner, any Note may be exchanged for other Notes in authorized denominations upon surrender of the Note to be exchanged at the principal office of the Trustee. Upon any such presentation for exchange, one or more new Notes of the same series, Stated Maturity, in authorized denominations, bearing interest at the same rate, and for the same aggregate principal amount as the Note or Notes so surrendered will be issued to the Registered Owner of the Note or Notes so surrendered; and the Note or Notes so surrendered shall thereupon be cancelled by the Trustee.

        Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

        The Issuer, the Trustee, and any agent of either of them shall treat the Person in whose name this note is registered as the Registered Owner hereof (a) on the record date for purposes of receiving timely payment of interest hereon, and (b) on the date of surrender of this note for purposes of receiving payment of principal hereof at its stated maturity and (c) for all other purposes, whether or not this note is overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary.

        To the extent permitted by the Indenture, modifications or alterations of the Indenture and any supplemental indenture may be made with the consent of less than all of the Registered Owners of the Notes then outstanding or without the consent of any of such Registered Owners (by reason of a change in the Act or Regulation or to cure ambiguities or conflicts), but such modification or alteration is not permitted to affect the maturity date, Stated Maturity, amount, Interest Payment Date, or rate of interest on any outstanding Notes or affect the rights of the Registered Owners of less than all of the Notes outstanding.

        The Registered Owner hereof shall not have the right to demand payment of this note or any interest hereon out of funds raised or to be raised by taxation.

        Any capitalized term used herein and not otherwise defined herein shall have the same meaning ascribed to such term in the herein defined Indenture unless the context shall clearly indicate otherwise.

        It is hereby certified and recited that all acts and things required by the laws of the State of Nevada to happen, exist, and be performed precedent to and in the issuance of this note, and the passage of said resolution and the execution of said Indenture, have happened, exist and have been performed as so required.

        IN TESTIMONY WHEREOF, the Board of Directors of NELNET STUDENT LOAN CORPORATION-2 has caused this note to be executed by the manual or facsimile signatures of the President and Secretary of the Issuer all as of the Original Issue Date.

                                        NELNET STUDENT LOAN CORPORATION-2



                                        By
                                           -------------------------------------
                                            President



                                        By
                                           -------------------------------------
                                            Secretary

                          CERTIFICATE OF AUTHENTICATION

      This note is one of the Class 2001A-1 Notes designated therein and described in the within-mentioned Indenture.

                                         ZIONS FIRST NATIONAL BANK, as Trustee



                                         By
                                            ------------------------------------
                                             Authorized Signatory
Authentication Date:


--------------------------------------

                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto __________ (Social Security or other identifying number __________) the within note and all rights thereunder and hereby irrevocably appoints __________ attorney to transfer the within note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                         SIGNED:
       -----------------              ------------------------------------
                               NOTICE: The signature on this Assignment must correspond with the name of the Registered Owner as it appears on the face of the within note in every particular.


Signature Guaranteed by:


---------------------------------
A Member of The New York Stock
Exchange or a State or National
Bank

                                    EXHIBIT B

                   SERIES 2001A CLOSING CASH FLOW PROJECTIONS



                                    EXHIBIT C

                          MANDATORY REDEMPTION SCHEDULE

  DATE      REDEMPTION  $ OUTSTANDING % OUTSTANDING     DATE      REDEMPTION  $ OUTSTANDING % OUTSTANDING
                                                      6/1/2005    7,000,000   300,000,000     62.5%
 5/1/2001           -   480,000,000    100.0%         7/1/2005    7,000,000   293,000,000     61.0%
 6/1/2001           -   480,000,000    100.0%         8/1/2005    7,000,000   286,000,000     59.6%
 7/1/2001           -   480,000,000    100.0%         9/1/2005    7,000,000   279,000,000     58.1%
 8/1/2001           -   480,000,000    100.0%         10/1/2005   7,000,000   272,000,000     56.7%
 9/1/2001           -   480,000,000    100.0%         11/1/2005   7,000,000   265,000,000     55.2%
10/1/2001           -   480,000,000    100.0%         12/1/2005   7,000,000   258,000,000     53.8%
11/1/2001           -   480,000,000    100.0%         1/1/2006    7,000,000   251,000,000     52.3%
12/1/2001           -   480,000,000    100.0%         2/1/2006    7,000,000   244,000,000     50.8%
 1/1/2002           -   480,000,000    100.0%         3/1/2006    7,000,000   237,000,000     49.4%
 2/1/2002           -   480,000,000    100.0%         4/1/2006    7,000,000   230,000,000     47.9%
 3/1/2002           -   480,000,000    100.0%         5/1/2006    7,000,000   223,000,000     46.5%
 4/1/2002           -   480,000,000    100.0%         6/1/2006    7,000,000   216,000,000     45.0%
 5/1/2002           -   480,000,000    100.0%         7/1/2006    7,000,000   209,000,000     43.5%
 6/1/2002           -   480,000,000    100.0%         8/1/2006    7,000,000   202,000,000     42.1%
 7/1/2002           -   480,000,000    100.0%         9/1/2006    7,000,000   195,000,000     40.6%
 8/1/2002           -   480,000,000    100.0%         10/1/2006   7,000,000   188,000,000     39.2%
 9/1/2002           -   480,000,000    100.0%         11/1/2006   7,000,000   181,000,000     37.7%
10/1/2002           -   480,000,000    100.0%         12/1/2006   7,000,000   174,000,000     36.3%
11/1/2002           -   480,000,000    100.0%         1/1/2007    7,000,000   167,000,000     34.8%
12/1/2002           -   480,000,000    100.0%         2/1/2007    7,000,000   160,000,000     33.3%
 1/1/2003           -   480,000,000    100.0%         3/1/2007    6,500,000   153,500,000     32.0%
 2/1/2003           -   480,000,000    100.0%         4/1/2007    6,500,000   147,000,000     30.6%
 3/1/2003           -   480,000,000    100.0%         5/1/2007    6,500,000   140,500,000     29.3%
 4/1/2003           -   480,000,000    100.0%         6/1/2007    6,500,000   134,000,000     27.9%
 5/1/2003           -   480,000,000    100.0%         7/1/2007    6,500,000   127,500,000     26.6%
 6/1/2003           -   480,000,000    100.0%         8/1/2007    6,500,000   121,000,000     25.2%
 7/1/2003   8,000,000   472,000,000    98.3%          9/1/2007    6,500,000   114,500,000     23.9%
 8/1/2003   8,000,000   464,000,000    96.7%          10/1/2007   6,500,000   108,000,000     22.5%
 9/1/2003   8,000,000   456,000,000    95.0%          11/1/2007   6,500,000   101,500,000     21.1%
10/1/2003   8,000,000   448,000,000    93.3%          12/1/2007   6,500,000    95,000,000     19.8%
11/1/2003   8,000,000   440,000,000    91.7%          1/1/2008    6,000,000    89,000,000     18.5%
12/1/2003   8,000,000   432,000,000    90.0%          2/1/2008    6,000,000    83,000,000     17.3%
 1/1/2004   8,000,000   424,000,000    88.3%          3/1/2008    6,000,000    77,000,000     16.0%
 2/1/2004   8,000,000   416,000,000    86.7%          4/1/2008    6,000,000    71,000,000     14.8%
 3/1/2004   7,500,000   408,500,000    85.1%          5/1/2008    5,000,000    66,000,000     13.8%
 4/1/2004   7,500,000   401,000,000    83.5%          6/1/2008    5,000,000    61,000,000     12.7%
 5/1/2004   7,500,000   393,500,000    82.0%          7/1/2008    5,000,000    56,000,000     11.7%
 6/1/2004   7,500,000   386,000,000    80.4%          8/1/2008    5,000,000    51,000,000     10.6%
 7/1/2004   7,500,000   378,500,000    78.9%          9/1/2008    5,000,000    46,000,000     9.6%
 8/1/2004   7,500,000   371,000,000    77.3%          10/1/2008   5,000,000    41,000,000     8.5%
 9/1/2004   7,500,000   363,500,000    75.7%          11/1/2008   5,000,000    36,000,000     7.5%
10/1/2004   7,500,000   356,000,000    74.2%          12/1/2008   5,000,000    31,000,000     6.5%
11/1/2004   7,000,000   349,000,000    72.7%          1/1/2009    5,000,000    26,000,000     5.4%
12/1/2004   7,000,000   342,000,000    71.3%          2/1/2009    5,000,000    21,000,000     4.4%
 1/1/2005   7,000,000   335,000,000    69.8%          3/1/2009    5,000,000    16,000,000     3.3%
 2/1/2005   7,000,000   328,000,000    68.3%          4/1/2009    5,000,000    11,000,000     2.3%
 3/1/2005   7,000,000   321,000,000    66.9%          5/1/2009    4,000,000     7,000,000     1.5%
 4/1/2005   7,000,000   314,000,000    65.4%          6/1/2009    3,500,000     3,500,000     0.7%
 5/1/2005   7,000,000   307,000,000    64.0%          7/1/2009    3,500,000             -     0.0%
